EXHIBIT 10.6

                              ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT is entered into effective as of March 13, 2000, by and among TSET, Inc., a Nevada corporation ("TSET"); High Voltage Integrated, LLC, a Washington limited liability company ("HVI"); Ingrid Fuhriman, an individual; Igor Krichtafovitch, an individual; Robert L. Fuhriman II, an individual; and Alan Thomson, an individual (Ingrid Fuhriman, Igor Krichtafovitch, Robert L. Fuhriman II, and Alan Thomson are hereinafter collectively referred to as the "Principals").

         WHEREAS, HVI and the Principals have developed and own certain patents pending and all other related intellectual property rights relating to a certain high voltage technology innovation known as the "electron wind generator" (including any and all improvements and derivatives, the "Technology");

         WHEREAS, on December 27, 1999, TSET, HVI, and the Principals entered into a Letter of Intent for the purpose of, among other things, setting forth the main terms pursuant to which TSET would acquire all of the shares of a new corporation into which would be transferred the Intellectual Property Rights (as defined in Exhibit 2B attached hereto and made a part hereof for all purposes) and the Technology, and other elements of the relationship of the parties;

         WHEREAS, TSET, HVI, and the Principals desire to pursue the business purposes described in Section IA hereof (all such activities described in such Section 1A hereof are hereinafter collectively referred to as the "Corporate Business");

         WHEREAS, TSET is willing and able, among other things, to provide and assist in the provision of working capital necessary to the furtherance of the Corporate Business, and HVI and the Principals are willing, among other things, to contribute the Intellectual Property Rights and the Technology and continue to exert their best efforts in conducting the Corporate Business; and

         WHEREAS, the parties hereto desire to conduct the Corporate Business in the form and through the instrumentality of a new corporation to be known as "Kronos Technologies, Inc." ("Kronos"), as described herein.

         NOW, THEREFORE, for and in consideration of the premises and mutual covenants, promises, representations, and warranties set forth herein, and for other good and valuable consideration, the sufficiency, delivery, and receipt of which are hereby acknowledged, the parties hereto agree as follows:

         1. FORMATION OF BUSINESS ENTITY. As soon as practicable following the execution and delivery of this Agreement by the parties, TSET shall, at its own expense, cause to occur all steps necessary for the incorporation of Kronos under the laws of the State of Nevada. Kronos' authorized capital shall consist of 100,000,000 shares of common stock, par value $0.001 per share (the "Kronos Shares"). Following incorporation, all costs, expenses, fees, taxes, licenses, and other charges of maintaining corporate existence, good standing, foreign qualifications, operations, and conduct of the Corporate Business shall be for the account of, and shall be borne by, Kronos. The Principals shall retain the discretion whether to continue the corporate existence of HVI and their respective ownership interests therein; provided, however, that if the corporate existence of HVI is terminated, the Principals, as the owners thereof, shall bear continuing responsibility for the truth and accuracy of all of HVI's representations, warranties, and fulfillment of all of HVI's undertakings set forth herein.

         1A. STATEMENT OF THE CORPORATE BUSINESS. The parties agree that the Corporate Business of Kronos shall be, among other things:

                  (a)  to  own  the   Intellectual   Property   Rights  and  the
Technology, and all improvements thereto and derivatives thereof;

                  (b) to  diligently  and  aggressively  apply the  Intellectual
Property Rights and the Technology for the further advancement, development, improvement, enhancement, deployment, maximization of value, and exploitation thereof in global markets by, among other things, developing prototypes and production-model devices embodying the Intellectual Property Rights and the Technology for the Initial Applications and making the same available to commercial and other markets globally, and to conduct all such activities with a view to generating profits;

                  (c) to take such reasonable and prudent steps as may be necessary and advisable to:

                           (i)  ensure  good  faith  best  efforts  are taken to
protect, preserve, enhance, expand, and defend the Intellectual Property Rights and the Technology by, among other things, establishing appropriate confidentiality and security arrangements for protecting Kronos's non-public, proprietary information and trade secrets;

                           (ii) aggressively  monitor  developments in the field
of the Intellectual Property Rights and the Technology and employ good faith best efforts in policing against and preventing infringements or illicit uses thereof, and enforcing Kronos' rights relating thereto including, without limitation, the initiation of legal proceedings with respect thereto;

                  (d) expand the scope and application of the Intellectual Property Rights and the Technology, through diligently conducting the Corporate Business, continuing research and development activities for enhancing, improving, and creating derivative manifestations thereof, diligently pursuing such patent applications as are already filed, and seeking additional patents and other legal protections for the Initial Applications (and any and all improvements thereto and derivatives thereof); and

                  (e) to establish programs, procedures, and mechanisms whereby the Principals will benefit economically and have appropriate incentives to diligently and properly conduct the Corporate Business and seek at all times to advance Kronos' best interests, and maximize Kronos' profitability and success for the benefit of TSET; and

                  (f) to pursue such other activities as Kronos' board of directors may direct or establish.

         2. TRANSFER OF INTELLECTUAL PROPERTY RIGHTS. Immediately following the incorporation of Kronos, HVI and the Principals shall execute and deliver to Kronos any and all necessary and appropriate documents, instruments, and certificates of assignment, transfer, and conveyance described in Exhibit 2A attached hereto and made a part hereof for all purposes (collectively, the "Transfer Documents") relating to the Intellectual Property Rights (as described in Exhibit 2B attached hereto and made a part hereof for all purposes), such that all right, title, and interest in and to the Intellectual Property Rights shall be vested in Kronos for all purposes, free and clear of any and all liens, claims, encumbrances, and charges thereon. Any Intellectual Property Rights arising out of future developments, improvements, derivatives, or devices embodying or including the Intellectual Property Rights or the Technology, and any patents or other similar legal protections and ownership rights relating thereto, shall be the property of Kronos.

         3. INITIAL ISSUANCE OF THE KRONOS SHARES. Immediately following the transfer of the Intellectual Property Rights to Kronos as described in Section 2 hereof, Kronos' board of directors shall approve, authorize, and cause to be issued to HVI and the Principals their respective pro rata number of Kronos Shares as follows:

              HVI                                           -0- shares
              Ingrid Fuhriman                               450,000 shares
              Igor Krichtafovitch                           1,125,000 shares
              Robert L. Fuhriman, II                        450,000 shares
              Alan Thomson                                  225,000 shares

Upon issuance, the Kronos Shares shall be deemed fully paid and non-assessable.

         4. EXCHANGE OF SHARES. (a) Immediately following the transfer of the Intellectual Property Rights to Kronos and the issuance of the Kronos Shares to HVI and the Principals, and in exchange for all of the Kronos Shares owned by each of them, TSET shall deliver to HVI and each of the Principals certificates representing "investment" shares of TSET's common stock, par value $0.001 per share (the "TSET Shares"), with HVI and each Principal and the finders identified below with an asterisk by their names (collectively, the "Finders") receiving the following allocation of the TSET Shares:

          HVI                                               -0- shares
          To be held in Escrow                              250,000 shares
          In Trust                                          360,000 shares
          Ingrid Fuhriman                                   288,000 shares
          Igor Krichtafovitch                               720,000 shares
          Robert L. Fuhriman, II                            288,000 shares
          Alan Thomson                                      144,000 shares
          F. Briton McConkie*                               180,000 shares
          Ralph Thomson*                                    20,000 shares

The aggregate number of TSET Shares to be issued to HVI and the Principals pursuant to this Section 4 shall be 2,250,000 shares (the "Aggregate Shares"), calculated as shown in Exhibit 4 attached hereto and made a part hereof for all purposes, as sole compensation for the Kronos Shares. HVI and the Principals understand and acknowledge that the TSET Shares shall be subject to, and HVI and the Principals agree to at all times observe and comply with any and all conditions, limitations, and restrictions noted on the certificates representing the TSET Shares, in addition to any other restrictions set forth in applicable federal and state securities laws. Any taxes, levies, or other charges assessed against, or in connection with the acquisiton of, the TSET Shares pursuant to this Subsection (a) shall be for the account of, and shall be borne solely by, HVI and the Principals.

                  (b) Any compensation or finder's fee payable by HVI or the Principals (or any of them) to any person (including, without limitation, the Finders) relating to the transactions contemplated by this Agreement shall be paid out of the Aggregate Shares, the parties agreeing that TSET shall have no financial or other responsibility whatsoever for payment of any such compensation.

                  (c) The TSET Shares received by the Finders do not constitute any ownership interest in Kronos.

         5. MANAGEMENT. (a) Kronos' initial board of directors, to be appointed by the Principals in connection with the incorporation of Kronos, shall be comprised of the following individuals:

                           Ingrid Fuhriman
                           Igor Krichtafovitch
                           Robert L. Fuhriman, II
                           Alan Thomson
                           Jeffrey D. Wilson (serving as chairman of the board
                                 of directors and representing TSET)

Such directors shall serve in accordance with Kronos' bylaws and applicable law.

                  (b) Kronos' initial officer and executive management shall be comprised as follows:

                           Alan Thomson - Chief Executive Officer and President Igor Krichtafovitch - Vice President
                           Ingrid Fuhriman - Secretary
                           Robert L. Fuhriman, II - Treasurer

                  (c) The  parties  agree that the  primary  responsibility  for
Kronos' day-to-day management, business development, finances and the administration thereof, budgets (capital, research and development, operations, and others), and the conduct of the Corporate Business, shall belong to Kronos' board of directors, but with such consultations and determinations as are consistent with TSET's ownership of Kronos and subject to the obligations described in Section l5 hereof. In carrying out such responsibilities and conducting all elements of the Corporate Business, Kronos' board of directors shall at all times conduct themselves according to the highest fiduciary standards of good faith and sound business judgment, exerting their individual and collective best efforts to exploit and maximize the value of the Intellectual Property Rights and the Technology, seeking to advance the best interests of Kronos, complying with all laws, rules, and regulations applicable to the Corporate Business, and keeping available to Kronos the services of Kronos' directors, officers, and key employees. The Corporate Business shall be conducted by Kronos' board of directors in the regular and ordinary course in substantially the manner heretofore conducted by the Principals in and through HVI. The Principals, individually and collectively, shall dedicate necessary time attention and efforts to the conduct of the Corporate Business, except as may be otherwise permitted under Section 6(c) and (d) hereof.

                  (d) Without limiting the scope of responsibilities described in this Section 5 or elsewhere herein, or as may be provided in Kronos' articles of incorporation, bylaws, or under applicable law, Kronos shall ensure that long-term employment agreements are entered into with its key employees and that "key-person" insurance is obtained upon commercially reasonable terms as soon as practicable following the execution and delivery of this Agreement by the parties, with all costs, premiums, and other associated expenses to be borne by Kronos.

                  (e) Wherever in this Agreement reference is made to actions to be taken by Kronos necessary to implement the transactions and matters contemplated herein or in the Transfer Documents, the parties agree that they shall vote their respective Kronos Shares, or cause their representative on Kronos' board of directors to act, so that all such actions are expeditiously and fully taken.

                  (f) The parties acknowledge that they are unable to anticipate and provide herein for every situation and contingency which may arise during the conduct of the Corporate Business. Accordingly, the parties agree that principles of good faith and fair dealing will govern their conduct at all times and that best efforts will be exerted to amicably and expeditiously resolve any dispute arising hereafter, all with a view to seeking to advance Kronos' best interests and to maximize the economic value of the Intellectual Property Rights and the Technology.

         6. INITIAL APPLICATIONS. (a) As a statement of corporate policy which shall govern all elements of the relationship of the parties hereunder and the conduct of the Corporate Business, the parties intend that all development, advancement, maximization of value, and exploitation of the Intellectual Property Rights and the Technology shall occur and be conducted through the instrumentality of Kronos pursuant to this Agreement; and

                  (b) The parties agree that Kronos' primary initial efforts and funding shall focus upon the further development and exploitation of the hospital/medical clinic, automotive, medical equipment, residential/business, and hotel applications of the Technology (collectively, and including any and all improvements thereto and derivatives thereof, the "Initial Applications"), and to engage in such business development activities as are necessary and proper to establish markets, licenses, sales, and other activities and arrangements for the realization of maximum economic return thereon.

         7. FUTURE APPLICATIONS. In keeping with the corporate policy described in Section 6(a) hereof, the parties intend that potential military applications of the Intellectual Property Rights and the Technology be conducted through Kronos; provided, however, that TSET understands and acknowledges that a contract containing a no-shop provision (the "Military Contract") currently exists between HVI and Bath Iron Works/General Dynamics Corporation ("BIW/GD"), covering certain dimensions of the Technology as specified in Exhibit 7 attached hereto and made a part hereof for all purposes. TSET shall place 250,000 TSET shares in an escrow account (the "Escrow Shares") for distribution to a trust to be established by the Principals (as referenced in Section 4 hereof) (the

"Trust") for the purpose of receiving issuance the Escrow Shares in the event the no-shop provision of the Military Contract is adjusted, waived, or renegotiated in such a manner that enables such military applications to be conducted through Kronos. HVI believes in good faith that the Military Contract can be contributed to Kronos within 60 days of the date of this Agreement. Should such contribution not occur within such 60-day period, the Escrow Shares may, at TSET's sole option, be returned to TSET, or TSET may, at its sole option, extend the time period for the Military Contract to be contributed to Kronos, with the Escrow Shares to remain in such escrow account until released to the Trust pursuant to the renegotiation of the Military Contract to enable the Military Contract and all such military applications to be contributed, and the contribution thereof, to Kronos. All parties agree that the release of the Escrow Shares to the Trust shall be the sole compensation for the renegotiation and contribution of the Military Contract and all other military applications of the Intellectual Property Rights and the Technology, with the allocation of the Escrow Shares to the Trust to be specified by HVI and the Principals at the time of the release thereof pursuant to this Section 7.

         8. CONTRIBUTIONS BY TSET. (a)(i) TSET shall assist and support Kronos' capital-raising efforts and shall provide and make available to Kronos working capital in the aggregate amount of $500,000.00 (the "Initial Funding") over the six-month period next following the execution and delivery of this Agreement and the Transfer Documents (the "Funding Period"). To the extent required, TSET shall use its own shares in order to arrange for, procure, and ensure availability of the Initial Funding; provided, however, that TSET's obligation to provide the Initial Funding shall not be construed as or constitute any assumption of any obligation regarding any indebtedness, operating expenses, or other financial liabilities of HVI or any of the Principals, other than those potential liabilities identified in Exhibit 8A. Provision of the Initial Funding shall be the sole financial obligation owed by TSET to Kronos; provided, however, that TSET may elect, but is not obligated, to provide to Kronos funding in addition to the Initial Funding in appropriate cases to be determined by TSET in its sole and absolute discretion. Within 10 days of the execution and delivery of this Agreement and the Transfer Documents, Kronos' board of directors shall establish an operating budget, including provision for, among other things, the prudent expenditure and conservation of funds for working capital, the development of working prototype devices embodying the Technology to enable demonstration thereof in, and the perfection and policing of the Intellectual Property Rights, all with a view to the efficient and profitable conduct of the Corporate Business.

                  (ii) The parties agree that the Initial Funding shall be released by TSET to Kronos pursuant to schedule attached as Exhibit 8B and made a part of this Agreement for all purposes. Should TSET fail to release funds pursuant to Exhibit 8B, TSET shall be in default of this Agreement and Section 8(b)(i) of this Agreement shall apply.

                  (iii) In addition to providing the Initial Funding, TSET shall also assist Kronos in arranging manufacturing for devices embodying the Technology, as well as assistance and support in business development and marketing activities as may be requested by Kronos from time to time.

                  (b) The parties acknowledge that TSET's undertaking to provide the Initial Funding is a significant inducement to HVI and the Principals to enter into the Transfer Documents and consummate the transactions contemplated herein and therein, and that on or before the lapse of the Funding Period TSET shall have provided to Kronos the entire amount of the Initial Funding in the amounts and at the times specified in Exhibit 8B. In the event TSET provides less than all of any installment of the Initial Funding pursuant to Exhibit 8B within 5 business days of the due date therefor, Kronos shall provide immediate written notice to TSET that an event of default has occurred hereunder (the "Default Notice"). If TSET fails to provide the unpaid portion of such installment to Kronos within 15 days of TSET's receipt of the Default Notice (the "Cure Period"), the number of Kronos Shares owned by TSET shall be reduced to reflect the proportionate value of the Initial Funding provided by TSET to Kronos, with the number of the Kronos Shares deducted from TSET's holding to be transferred to and distributed among HVI and the Principals on a pro rata basis (the "Share Adjustment"). The Share Adjustment shall occur within 10 days following lapse of the Cure Period if TSET fails during the Cure Period to provide the unpaid portion of the Initial Funding installment in question. If TSET fails to provide four consecutive installments of the Initial Funding pursuant to Schedule 8B prior to the lapse of the Cure Period for the final of such four installments, this Agreement and the Transfer Documents shall be terminated and deemed null and void and the Intellectual Property Rights shall be assigned, transferred, and conveyed by Kronos to HVI and the Principals, as they may direct in writing to TSET.

                  (c) If TSET fails to provide any Initial Funding (or any installment thereof) as described in Subsection (b) above, the sole remedy of HVI and the Principals shall be the Share Adjustment, or the termination of this Agreement and the Transfer Documents and assignment, transfer, and conveyance to HVI and the Principals of the Intellectual Property Rights, as the case may be, all as described in Subsection (b) above.

No party shall have any liability to the other for monetary damages of any description whatsoever including, without limitation, incidental, consequential, or punitive damages.

         9. OPTIONS AND OTHER PROGRAMS. HVI and the Principals understand and acknowledge that, as of the date hereof, neither TSET nor Kronos has adopted any stock option, incentive, profit-sharing, savings, or other similar programs (collectively, the "Programs"), but that adoption of the Programs as soon as practicable after the date hereof is an objective of both TSET and Kronos. The terms and conditions of participation, contribution, matching, vesting, and other elements of the Programs shall be established by the respective boards of directors of TSET and Kronos. The Principals shall be entitled to participate in Programs adopted by TSET, subject to any conditions or restrictions imposed on such participation by TSET's board of directors. As an additional inducement to the Principals and to ensure participation by the Principals in the future success of Kronos, TSET, as sole stockholder of Kronos, hereby agrees to reserve 20% of Kronos' authorized capital stock to be used in Programs to be adopted by Kronos' board of directors and consents to the full participation of the Principals therein, subject to the terms for such participation established by Kronos' board of directors; provided, however, that the final terms of the Programs adopted by Kronos' board of directors shall be subject to TSET's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed.

         10. FUTURE EVENTS.  TSET,  HVI, and the  Principals  intend that, at an appropriate and mutually agreed time in the future, due and good faith consideration be given to effecting a transaction pursuant to which Kronos may become a publicy-owned entity (the "Reconstitutive Decision"); provided, however, that the parties' decision to retain Kronos as a wholly- or majority-owned subsidiary of TSET or effect a transaction pursuant to which Kronos' ownership materially changes but it remains privately held shall not be deemed a breach of this Section 10. Notwithstanding the foregoing, the parties agree that a Reconstitutive Decision shall not occur earlier than twenty four months following the date of this Agreement. In the event of any Reconstitutive Decision, TSET (or its nominees) shall retain not less than a non-dilutible 20% ownership interest therein for a period of two years and no single shareholder shall hold any greater percentage than TSET for a period of two years.

         11. EMPLOYMENT AGREEMENTS. TSET and Principals agree to cause Kronos to enter into employment agreements with the Principals in a form substantially similar to the Employment Agreement attached to this Agreement as Exhibit 11, the parties understanding that the final terms and conditions thereof shall be the result of negotiations between Kronos and each of the Principals; provided, however, that Kronos shall not execute any such employment agreement without TSET's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed.

         12. REPRESENTATIONS AND WARRANTIES OF HVI AND THE PRINCIPALS. HVI and each of the Principals, jointly and severally, hereby represent and warrant to TSET as follows:

                  (a) HVI is duly organized, validly existing, and in good standing under the laws of the State of Washington and has all requisite power, authorizations, consents, and approvals necessary to own its assets and carry on its business as now being conducted, and to consummate the transactions contemplated herein and in the Transfer Documents.

                  (b) Except as disclosed in Exhibit 12(b) attached hereto and made a part hereof for all purposes, neither the execution of this Agreement or the Transfer Documents nor the performance of its obligations hereunder and thereunder does or will conflict with or violate any provision of HVI's constituent documents; violate, conflict with, or result in the breach or termination of, or constitute a default, event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), under the terms of any material agreement to which HVI or any of the Principals is a party or by which HVI or any the Principals or any of their respective or collective securities, properties, or businesses are bound; constitute a violation by HVI or any of the Principals of any laws or judgments (other than any violation, conflict, breach, or default that would not prevent HVI or any of the Principals from consummating the transactions contemplated herein and in the Transfer Documents or otherwise performing its or their individual or collective obligations thereunder); or result in the creation of any lien, claim, or encumbrance upon HVI, any of the Principals, the Intellectual Property Rights, or the Technology.

                  (c) Except as disclosed in Exhibit 12(c) attached hereto and made a part hereof for all purposes, there are no legal or arbitral proceedings (whether or not the defense thereof or liability with respect thereto is covered by policies of insurance) pending or, to the best knowledge of HVI and any of the Principals, threatened, against HVI or any of the Principals which could reasonably be expected to prevent HVI or any of the Principals from consummating the transactions contemplated herein or in the Transfer Documents.

                  (d) Except as disclosed in Exhibit 12(d) attached hereto and made a part hereof for all purposes, all negotiations relating to this Agreement and the Transfer Documents and the transactions contemplated herein and therein have been carried on without the intervention of any party acting in behalf of HVI or any of the Principals in such manner as to give rise to any valid claim against HVI or any of the Principals, individually or collectively, for any broker's or finder's fee or similar compensation (whether payable in cash, Kronos Shares, interest in HVI or the Outside Business, or otherwise) in connection therewith.

                  (e) HVI has all necessary corporate power and authority, and each of the Principals have the power, legal capacity, and authority, to execute, deliver, and perform its and their respective obligations hereunder and under the Transfer Documents; and the execution, delivery, and performance by HVI and each of the Principals of this Agreement and the Transfer Documents to which HVI is a party has been duly authorized by all necessary corporate action on its part or is within the authority of the person executing and delivering the same, and is within the authority of each of the Principals. This Agreement arid the Transfer Documents to which HVI and the Principals are a party constitute the legal, valid, and binding obligations of each of them, enforceable against any and all of them in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights and general principles of equity.

                  (f) Except as disclosed in Exhibit 12(f) attached hereto and made a part hereof for all purposes, HVI and the Principals have filed all tax returns and all other tax documentation that are required to be filed by any of them, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained.

                  (g) Except as disclosed in Exhibit 12(g) attached hereto and made a part hereof for all purposes, no authorizations, approvals, or consents of, and no filings or registrations with, any governmental agency or authority are necessary for the execution, delivery, and performance by HVI and each of the Principals of this Agreement and each of the Transfer Documents to which they are a party or for the validity or enforceability thereof.

                  (h) No material statement, information, or exhibit disclosed or otherwise furnished to TSET by HVI or any of the Principals in connection with the negotiations among the parties or any representations upon which TSET may have relied, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement made not misleading.

                  (i) HVI and each of the Principals shall at all times hereunder comply with all conditions, restrictions, and limitations applicable to the TSET Shares and the provisions of all federal and state securities laws applicable to the ownership and transfer thereof.

                  (j) No oral or written compensation arrangement or agreement exists, and no shares or units (or warrants or options to acquire the same), or revenue interests, or royalties have been granted, orally or in writing, or are owned by, HVI's advisory board members.

                  (k) Except as disclosed in Exhibit l2(k) attached hereto and made a part hereof for all purposes:

                           (i) HVI and the Principals own full right, title, and
interest in and to the Intellectual Property Rights that are being assigned, transferred, and conveyed to Kronos pursuant to this Agreement and the Transfer Documents, free and clear of any and all liens, claims, encumbrances, and charges, and no licenses or other superior claims, rights, or entitlements exist or have been granted or suffered to exist by HVI and the Principals in favor of any other person with respect thereto; and

                           (ii)  HVI  and  the  Principals  are  unaware  of any
infringements or illicit uses of the Intellectual Property Rights or the Technology by any person.

         13. BATTELLE. TSET hereby acknowledges and agrees that HVI has disclosed to TSET, and that TSET fully understands, the circumstances of HVI's dispute with Battelle Memorial Institute ("Battelle") concerning Battelle's unauthorized disclosures to third parties related to HVI's proprietary technology and know-how, at least part of which includes in the Intellectual Property Rights and the Technology. HVI hereby represents to TSET that Battelle has made an offer to settle the dispute, which offer is unacceptable to HVI. HVI further represents that HVI and Battelle are, as of this date hereof, engaged in good faith negotiations concerning the terms and conditions of a settlement acceptable to HVI. Based on the foregoing and other factors, including correspondence and other materials requested from and supplied to HVI by Battelle, HVI believes in good faith that HVI's position in the dispute is strong and that HVI will be able to settle its differences with Battelle without resorting to formal legal proceedings. Accordingly, TSET agrees that its sole remedy and recourse, in the event that Battelle makes any claim in formal legal proceedings or otherwise, or with respect to any of HVI's representations and warranties herein, shall be against HVI directly and not to any Principal.

         14. REPRESENTATIONS AND WARRANTIES OF TSET. TSET hereby represents and warrants to HVI and each of the Principals as follows:

                  (a) TSET is duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite power, authorizations, consents, and approvals necessary to own its assets and carry on its business as now being conducted, and to consummate the transactions contemplated herein and in the Transfer Documents.

                  (b) Neither the execution of this Agreement or the Transfer Documents nor the performance of its obligations hereunder and thereunder does or will conflict with or violate any provision of TSET's articles of incorporation or bylaws; violate, conflict with, or result in the breach or termination of, or constitute a default, event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), under the terms of any material agreement to which TSET is a party or by which TSET or its securities, properties, or businesses are bound; or constitute a violation by TSET of any laws or judgments (other than any violation, conflict, breach, or default that would not prevent TSET from consummating the transactions contemplated herein and in the Transfer Documents or otherwise performing its obligations thereunder).

                  (c) There is no proceeding (whether or not the defense thereof or liability with respect thereto is covered by policies of insurance) pending or, to TSET's best knowledge, threatened, against TSET which could reasonably be expected to prevent TSET from consummating the transactions contemplated herein or in the Transfer Documents.

                  (d) TSET has all necessary corporate power and authority to execute, deliver, and perform its obligations hereunder and under the Transfer Documents; and the execution, delivery, and performance by TSET of this Agreement and the Transfer Documents to which it is a party has been duly authorized by all necessary corporate action on its part or is within the authority of the person execution and delivering the same. This Agreement and the Transfer Documents to which TSET is a party constitute the legal, valid, and binding obligations of TSET, enforceable against it in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights and general principles of equity.

         15. PAR STOCK PURCHASE. TSET shall have the right (the "Share Purchase Right") to purchase any and all authorized but unissued shares of Kronos' capital stock (the "Unissued Shares") at a per share purchase price equal to the par value thereof ($0.001 par value per share); provided, however, that the Share Purchase Right shall not apply to the shares of Kronos' capital stock reserved for issuance in connection with Programs to be adopted by Kronos as contemplated in Section 9 hereof. TSET shall be entitled to exercise the Share Purchase Right at any time it feels its interests would be served by so doing, upon not less than 5 days' prior written notice to Kronos (the "Exercise
Notice"), without the need to obtain any further consent from HVI, the Principals, or Kronos, or to provide any further justification therefor. Upon receipt of the Exercise Notice, Kronos shall not offer, solicit any offer to buy, sell, assign, transfer, or convey any of the Unissued Shares without TSET's prior written consent, which consent may be withheld in the sole and absolute discretion thereof. The Principals, in their capacities as directors of Kronos, agree to take all actions requested by TSET in order to give effect to this
Section 14 in the event TSET elects to purchase the Unissued Shares pursuant hereto. TSET shall pay the purchase price for that number of the Unissued Shares to be acquired pursuant to exercise of the Share Purchase Right within 30 days of the date of the Exercise Notice. Upon confirmed receipt of the purchase price therefor, Kronos' board of directors shall cause certificates representing that number of Unissued Shares purchased by TSET pursuant to the Share Purchase Right to be issued and delivered to TSET in such denominations as TSET may request. TSET shall be entitled to immediately exercise the Share Purchase Right if any transaction contemplated by Kronos may involve the sale, assignment, or transfer of more than 50% of Kronos' authorized capital to any person not owned or controlled by TSET. TSET and the Principals shall cause Kronos' board of directors to ratify this Section 14, such that no further action thereof shall be required relating to the issuance of the Unissued Shares to TSET, other than instructions issued by TSET to any executive officer of Kronos pursuant to the Exercise Notice. The Share Purchase Rights shall survive any recapitalization of Kronos and shall apply to any additional shares of Kronos' capital stock which may be newly authorized pursuant to any future amendment of Kronos' articles of incorporation or which may remain unsold following any transactions with prospective investors or strategic business or financial partners of Kronos involving such newly-issued shares.

         15. BOOKS, RECORDS, AND AUDIT RIGHTS. (a) The Principals, in their capacities as directors and executive officers of Kronos, shall cause Kronos to keep complete, accurate, and secure original physical and electronic books and records of all financial, business, legal, and other transactions. Financial books and records shall be made, kept, and maintained on a calendar year basis in accordance with generally accepted accounting principles applied on a consistent, uniform, and non-discriminatory basis and applicable to the Corporate Business.

                  (b) The books and records of Kronos, together with all documents and other information pertaining to Kronos' business, shall be kept at Kronos' principal place of business, and shall at all reasonable times (and for a period of 3 years following any termination of this Agreement and the Transfer Documents) be available for physical inspection, examination, and audit and may be copied and excerpts may be taken therefrom, by any duly authorized representative of TSET. TSET shall at all times be entitled to, among other things, exercise TSET's audit rights, verify any information provided to TSET by Kronos pursuant to this Section 15 or otherwise, and monitor Kronos' compliance with its obligations.

                  (c) At all times (and for a period of 3 years following any termination of this Agreement and the Transfer Documents), TSET shall have the right, at its own expense, to audit Kronos' books and records. Kronos shall make such books and records available for physical inspection, review, and audit during normal business hours and upon 48 hours' prior written notice from TSET, to any authorized representative, certified public accountant, or legal counsel designated by TSET.

                  (d) Kronos's board of directors shall do the following, at Kronos' expense:

                           (i)  deliver  to TSET on or  before  March 15 of each
year cause an annual report containing an audited balance sheet and profit and loss and cash flow statements to be prepared by Kronos' auditors; and

                           (ii) deliver to TSET on or before the  fifteenth  day
following the end of each calendar month, cause to be prepared on a monthly basis an unaudited balance sheet and unaudited profit and loss and cash flow statements for the month and cumulatively for the calendar year to date (to be certified by Kronos' president and chief financial officer as being true and correct to the best of their knowledge).

         16. DISTRIBUTION OF PROFITS. The parties agree that, as the sole stockholder of Kronos, all profits resulting from the conduct of the Corporate Business shall belong to TSET, and that TSET shall be entitled to distribution thereof from Kronos on a regular basis. The Principals, in their capacity as directors of Kronos, agree to vote in favor of such distributions as requested from time to time by TSET. TSET hereby covenants that it shall, in connection with any request for such distribution, ensure that sufficient cash remains allocated to Kronos to provide for three months operating and working capital needs for the continuation and advancement of the Corporate Business, funding of Programs relating to profit-sharing or other benefits plans in favor of the Principals according to the terms thereof, plus reasonable reserves for contingencies or extraordinary items. In connection with any request by TSET for a cash distribution, TSET and Kronos' board of directors shall consult to determine Kronos' reasonable cash needs, as provided above.

         17. INDEMNIFICATION. (a) HVI shall indemnify, defend, and hold harmless TSET and Kronos from and against any and all third party claims of patent, intellectual property, or proprietary rights infringement (and including any and all damages, losses, fines, penalties, royalties, costs and expenses arising out of or associated therewith, including reasonable attorney's fees, hereinafter collectively referred to as "losses") which may be asserted against TSET or Kronos on the grounds that the Intellectual Property Rights, the Technology, or any device or other manifestation thereof, infringe upon such third party's rights, provided that such claim arises out of any event, fact or circumstance occurring prior to the transfer of the Intellectual Property Rights to Kronos. HVI shall not enter into any settlement or compromise of any such claim or action without TSET's prior written consent. TSET and Kronos shall be entitled to participate in or conduct the defense of any such claims, with the cost thereof to be for the account of HVI and HVI and shall pay to TSET and Kronos, as the case may be, the amount of any losses and reimburse the expense of any defense undertaken by TSET or Kronos within 10 days after receipt of written notice therefor. Any claims arising after the transfer of the Intellectual Property Rights to Kronos shall be the sole responsibility of Kronos and TSET.

                  (b) Anything in this Agreement to the contrary notwithstanding, TSET hereby acknowledges and agrees that the Principals are parties to this Agreement for the purpose of, among other things, assigning the Intellectual Property Rights and the Technology to Kronos and effecting the exchange of stock described in this Agreement, and that TSET's sole remedy and recourse, in the event of any breach of any representation, warranty or covenant by HVI set forth herein, shall be to HVI directly and not to any Principal.

                  (c) TSET and HVI shall indemnify, defend and hold harmless each other from and against any and all third party losses arising from any breach hereunder or in the event any representation or warranty made by either of them herein is untrue or misleading in any material respect and, as a result thereof, either TSET or HVI, as the case may be, suffers a loss. The Principals shall have the indemnification obligation described in this Section 17 to the extent of any breach by them of any of their obligations hereunder including, without limitation, those obligations described in Section 5 hereof, or in the event any representation or warranty made by them is untrue or misleading in any material respect and, as a result thereof, a loss is suffered by TSET; provided, however, that only the individual Principal that has committed a breach of this Agreement or has made an untrue or misleading representation or warranty to TSET shall have the indemnification obligation described in this Section 17.

         18. ARBITRATION. (a) In the event of any default or dispute between, breach by, or other controversy involving, the parties hereto regarding the subject matter of this Agreement or the Transfer Documents (in any case, a "Dispute"), the parties shall exert their respective good faith best efforts to amicably resolve and settle the same. Toward this end, the parties shall consult and negotiate with each other in good faith and understanding their mutual best interests to reach a just and equitable solution reasonably satisfactory to them. In the event the Dispute cannot be amicably resolved and settled through good faith negotiations, the parties agree to submit the Dispute to arbitration rather than litigation.

                  (b) All arbitration proceedings instituted by the parties hereunder shall take place in Clackamas County, Oregon and shall be governed by the rules of the American Arbitration Association (the "AAA") applicable to contracts of this type. If the parties to the Dispute cannot agree on the appointment of an arbitrator, the parties agree that the AAA shall appoint an independent arbitrator, whose decision shall be final and binding upon the parties and not subject to appeal to any court or government agency or authority, and shall be enforceable in any court of competent jurisdiction; provided, however, that the arbitrator shall not award or require the payment of, and the parties shall not seek, incidental, consequential, or punitive damages except in cases of bad faith breach of this Agreement or the Transfer Documents, gross negligence, or willful misconduct. The parties shall not seek to delay or prevent the implementation of any decision of the arbitrator. The prevailing party in any arbitration brought hereunder shall be entitled to recover reasonable attorney's fees and related costs and expenses of the arbitration.

                  (c) The parties each acknowledge that their agreement to resolve Disputes through arbitration constitutes a waiver of their right to resolve Disputes in any court, and that in arbitration proceedings the parties may not be entitled to all of the rights that would otherwise be available to them in court proceedings.

         19. GENERAL PROVISIONS.

                  (a) INTEGRATION AND AMENDMENT. This Agreement and the Transfer Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supercedes all prior agreements and understandings with respect hereto and thereto. No other agreement, whether oral or written, shall be used to modify or contradict the provisions hereof or of any Transaction Document unless the same is in writing, signed by the parties, and states that it is intended to amend the provisions of this Agreement or any Transaction Document.

                  (b) COUNTERPARTS. This Agreement and the Transfer Documents may be executed in multiple counterparts (and by facsimile signature, to be followed by manual signature), each of which shall be deemed an original, and all of which shall be deemed to constitute a single agreement, document, instrument, or certificate, as the case may be.

                  (c) BINDING EFFECT. This Agreement and the Transfer Documents shall be binding upon and inure to the benefit of the heirs, successors, and permitted assigns of the parties hereto; provided, however, that HVI and the Principals shall not assign any of their respective rights or delegate any of their respective responsibilities without the prior written consent of Kronos and TSET, which consent may be withheld in the sole and absolute discretion thereof.

                  (d) WAIVER. No failure by any party to this Agreement or any Transfer Document to exercise, no delay in exercising, and no course of dealing with respect to, any right, power, or privilege hereunder or any other document, instrument, or certificate relating hereto, shall operate as a waiver or any relinquishment for the future thereof; and no single or partial exercise of any right, power, or privilege hereunder or any other document, instrument, or certificate relating hereto shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

                  (e) SEVERABILITY. If any provision (or portion thereof) of this Agreement or any Transfer Document is adjudged illegal or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless continue in full force and effect. In any such case, the provision deemed illegal or unenforceable shall be remade or interpreted by the parties in a manner that such provision shall be enforceable to preserve, to the maximum extent possible, the original intention and meaning thereof.

                  (f) NOTICES. All notices or other communications given or made hereunder or under any Transfer Document shall be in writing and may be delivered personally, by express, registered, or certified mail (return receipt requested), by special courier, or by facsimile transmission (to be followed by delivery of a written original notice in the most expeditious manner possible, as aforesaid), all postage, fees, and charges prepaid, to TSET, Kronos, HVI, or any of the Principals, as the case may be, to the following addresses (which may be changed by the parties from time to time upon written notice given as aforesaid):

                   TO TSET:                              333 South State Street, PMB 111
                                                         Lake Oswego, OR 97034
                                                         Tel: 503.293.1270
                                                         Fax:     503.635.4452 and
                                                                  503.293.7233
                                                         Attn:    Jeffrey D. Wilson
                                                                  Chairman and Chief Executive Officer

                   TO HVI:                               13910 S.E. 23rd Street
                                                         Bellevue, WA 98005
                                                         Tel: 425.746.9647
                                                         Fax: 425.746.0719

                   TO INGRID FUHRIMAN:                   13910 S.E. 23rd Street
                                                         Bellevue, WA 98005
                                                         Tel: 425.746.9647
                                                         Fax: 425.746.0719

                   TO ROBERT L. FUHRIMAN II:             13910 S.E. 23rd Street
                                                         Bellevue, WA 98005
                                                         Tel: 425.746.9647
                                                         Fax: 425.746.0719

                   TO DR. IGOR KRICHTAFOVITCH:           822 S.E. 233rd Street
                                                         Bothell, WA 98021
                                                         Tel: 425.750.9004
                                                         Fax: 425.806.8556

                   TO ALAN THOMSON:                      2411 North 750 East
                                                         Provo, UT 84601
                                                         Tel: 801.360.0456
                                                         Fax: 801.342.2380

Notices hereunder shall be deemed given when delivered in person, upon confirmation of successful transmission when sent by telex or facsimile (to be followed by delivery by express or regular mail), or 5 days after being mailed by express, registered, or certified mail (return receipt requested), postage prepaid.

                  (g) HEADINGS. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  (h) COSTS, EXPENSES, AND TAXES. Each party shall bear its own costs, expenses, and taxes incurred or associated with the transactions contemplated herein and in the Transfer Documents.

                  (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, exclusive of its conflicts of laws principles.








                        [SIGNATURES APPEAR ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the date first written above.

TSET, Inc.



By:      /s/ Jeffrey D. Wilson
    ----------------------------------------------------------
         Jeffrey D. Wilson
         Chairman and Chief Executive Officer



HIGH VOLTAGE INTEGRATED, LLC



By:      /s/ Alan Thomson
    ----------------------------------------------------------
         Name: Alan Thomson
               -----------------------------------------------
         Authorized Signatory


 /s/ Ingrid Fuhriman
--------------------------------------------------------------
Ingrid Fuhriman, individually



 /s/ Igor Krichtafovitch
--------------------------------------------------------------
Igor Krichtafovitch, individually



 /s/ Robert L. Fuhriman II
--------------------------------------------------------------
Robert L. Fuhriman II, individually


 /s/ Alan Thomson
--------------------------------------------------------------
Alan Thomson, individually

         LIST OF EXHIBITS

                  EXHIBIT 2A -- DESCRIPTION OF TRANSFER  DOCUMENTS
                  EXHIBIT 2B -- INTELLECTUAL  PROPERTY  RIGHTS
                  EXHIBIT 4 -- CALCULATION OF THE AGGREGATE SHARES
                  EXHIBIT 7 -- FUTURE  APPLICATIONS
                  EXHIBIT 8A -- SCHEDULE OF POTENTIAL LIABILITIES
                  EXHIBIT 8B -- SCHEDULE OF INITIAL  FUNDING  PAYMENTS
                  EXHIBIT 11 -- FORM OF  EMPLOYMENT AGREEMENT
                  EXHIBIT 12(b) -- DEFAULTS AND BREACHES
                  EXHIBIT 12(c) --  LITIGATION
                  EXHIBIT 12(c) -- FINDERS AND BROKERS
                  EXHIBIT 12(f) -- TAXES
                  EXHIBIT 12(g) -- CONSENTS AND APPROVALS
                  EXHIBIT 12(k) -- ENCUMBRANCES, LIENS, OR SUPERIOR CLAIMS UPON
                                   THE INTELLECTUAL PROPERTY RIGHTS AND THE
                                   TECHNOLOGY; INFRINGEMENTS

                                   EXHIBIT 2A


                        DESCRIPTION OF TRANSFER DOCUMENTS

                             ASSIGNMENT OF INVENTION

            (United States Patent Application Serial No. 09/419,720)

                                      from

                         HIGH VOLTAGE INTEGRATED, L.L.C.

                                       to

                            KRONOS TECHNOLOGIES, INC.



         In consideration of the payment by ASSIGNEE to ASSIGNOR of the sum of One Dollar ($1.00) and for other good and valuable consideration the receipt of which is hereby acknowledged, HIGH VOLTAGE INTEGRATED, L.L.C. ("ASSIGNOR"), a Washington limited liability company, of 13910 S. E. 23rd Street, Bellevue, Washington 98005, United States of America, hereby sells, assigns, and transfers to KRONOS TECHNOLOGIES, INC. ("ASSIGNEE"), a Nevada corporation, whose address is 13910 S. E. 23rd Street, Bellevue, Washington 98005, United States of America, and the successors, assigns, and legal representatives of the ASSIGNEE, the entire right, title, and interest for the United States and its territorial possessions and for all foreign countries, including all rights to claim priority, in and to any and all inventions that are disclosed in the patent application which is entitled "Electrostatic Fluid Accelerator," I.E., United States Patent Application Serial No. 09/419,720, filed on October 14, 1999, and, in and to, all Letters Patent to be obtained for said invention and, as to letters patent, any reissue, re-examination, or extension thereof and any related statutorily provided periods of market exclusivity.

         ASSIGNOR hereby represents and warrants that no assignment, sale, agreement, or encumbrance has been, or will be, made or entered which would conflict with or be prior in right to this Assignment.

         ASSIGNOR further covenants that ASSIGNEE will, upon its request, be promptly provided with all pertinent facts and documents relating to said invention and said Letters Patent and legal equivalents as may be known and accessible to ASSIGNOR and that ASSIGNOR will testify as to the same in any interference, litigation, or other proceeding related thereto and will promptly execute and deliver to ASSIGNEE or its legal representatives any and all papers, instruments, or affidavits required to apply for, obtain, maintain, issue, and enforce said Letters Patent and said equivalents thereof which may be necessary or desirable to accomplish the purposes thereof or of this Assignment.

         ASSIGNOR additionally warrants that this Assignment is an authorized act of ASSIGNOR.

ASSIGNMENT OF INVENTION (United States
Patent No. 5,359,103)                                                Page 1 of 2

         IN WITNESS WHEREOF, I have hereunto set hand and seal this ______ day of March, 1998.

                                    ASSIGNOR:

                                    HIGH VOLTAGE INTEGRATED, L.L.C.



                                    By /s/   Alan Thomson
                                       -----------------------------------
                                         Alan Thomson
                                         Its Manager


                                 Acknowledgment

STATE OF WASHINGTON        )
                                    : ss
County of King             )

         The foregoing instrument, I.E., Assignment of Invention (United States Patent Application Serial No. 09/419,720), was acknowledged before me this ______ day of March, 2000, by Robert L. Fuhriman, Jr., who is the manager of High Voltage Integrated, L.L.C.



                                      -----------------------------------------
                                      NOTARY PUBLIC:

                                      Residing at:

                                      My commission expires:





ASSIGNMENT OF INVENTION (United States
Patent No. 5,359,103)                                                Page 2 of 2

                                    EXHIBIT 7



                               FUTURE APPLICATIONS



Shipbuilding (military/commercial - foreign/domestic)
Aircraft (military/commercial - foreign/domestic
Military Vehicles (foreign/domestic)